Exhibit 1.01

Broadcom Inc.

Conflict Minerals Report

For The Calendar Year Ended December 31, 2018

This Conflict Minerals Report (this “Report”) of Broadcom Inc. for the calendar year ended December 31, 2018 (the “Reporting Period”) is filed in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”) and pursuant to the Company’s Specialized Disclosure Report on Form SD (“Form SD”) for the Reporting Period filed with the Securities and Exchange Commission (the “SEC”). The Rule imposes certain reporting and disclosure obligations on SEC registrants for which cassiterite, columbite- tantalite, gold, wolframite, or their derivatives, which are limited to tin, tantalum and tungsten (“conflict minerals”) are necessary to the functionality or production of a product manufactured, or contracted to be manufactured, by the registrant.

On April 4, 2018, Broadcom Inc., a Delaware corporation, became the parent company of the Broadcom group and is the successor to Broadcom Limited for SEC reporting purposes. On April 5, 2018, Broadcom Limited converted to a private company limited by shares incorporated under the laws of the Republic of Singapore and changed its legal name from “Broadcom Limited” to “Broadcom Pte. Ltd.” References in this Report to “Broadcom,” “the Company,” “we,” “our,” or “us” refer to Broadcom Inc. and its subsidiaries, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

Company and Product Overview

Broadcom is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom has a history of innovation and offers thousands of products that are used in end products such as enterprise and data center networking, home connectivity, set-top boxes, broadband access, telecommunication equipment, smartphones and base stations, data center servers and storage systems, factory automation, power generation and alternative energy systems, and electronic displays. Broadcom’s infrastructure software solutions enable customers to plan, develop, automate, manage and secure applications across mobile, cloud, distributed and mainframe platforms.

Design of Conflict Minerals Program

Broadcom’s due diligence framework with regards to conflict minerals, which is summarized below, conforms with the Organization for Economic Co-operation and Development (“OECD”) Guidance for Responsible Supply Chains for Minerals from Conflict-Affected and High Risk Areas, and the Supplements on Tin, Tantalum and Tungsten and on Gold.

Step 1-    Establish strong company management systems

•	Adopt a Conflict Mineral Policy and make it publicly available on our website. (https://www.broadcom.com/company/citizenship/environment)

•

Establish an internal conflict minerals team led by our Global Quality organization to implement our Conflict Minerals Policy, which reports program activities to executive management on a regular basis.

•	Establish a public email address (conflict.minerals@broadcom.com) for general inquiries.

•	Establish a grievance mechanism to enable employees, suppliers and stakeholders to report any concerns and violations.

•	Maintain records relating to our conflict minerals program.

•

Utilize the Conflict Minerals Reporting Template (“CMRT”), a standardized reporting template developed by the Responsible Minerals Initiative (“RMI”) to identify smelters and refiners (“SORs”) that process the necessary conflict minerals contained in our products.

Step 2-    Identify and assess risks in the supply chain

•	Survey our supply chain using the CMRT, requesting identified direct suppliers to identify SORs and country of origin of the conflict minerals.

•	Contact suppliers who returned CMRT with trigger items to follow up based on internally defined criteria.

•

Compare our final SORs list against the list of facilities maintained by the Responsible Minerals Assurance Process (“RMAP”) to identify which SORs are certified “conflict-free” (“conformant”) or active.

Step 3-    Design and implement a strategy to respond to identified risks

•

Devise a risk management plan to respond to identified risk in the event that Broadcom’s due diligence process identifies smelters in the supply chain to be sourcing or processing conflict minerals from the Democratic Republic of Congo or adjoining countries (together, the “DRC”), and are not RMAP conformant.

•

Perform risk mitigation efforts by encouraging suppliers to purchase materials from SORs validated as “conflict-free” by an independent auditor to demonstrate conformance with the RMAP assessment protocols and implement due diligence measures for conflict-free sourcing.

•

Contact SORs who are not RMAP conformant or active, whose email contact information is available from RMI, to participate in an independent third-party audit program to demonstrate conformance with the RMAP assessment protocols.

•	Provide status reports including information on the source and chain of custody of conflict minerals in our supply chain to our senior management regularly.

Step 4-    Independent third-party audit of SOR’s due diligence practices

•

Broadcom supports the development of a range of tools and resources including the RMAP, the CMRT, Reasonable Country of Origin Inquiry data and a range of guidance documents on conflict minerals sourcing through our membership with RMI.

•	As Broadcom does not source directly from conflict minerals processing facilities, we rely on RMAP to coordinate independent third-party audits on SORs.

Step 5-    Report annually on supply chain due diligence

•

In accordance with the Rule, Broadcom files a Form SD and a conflict minerals report with SEC on an annual basis. This Report is also available on our website (https://www.broadcom.com/company/citizenship/environment).

Description of Due Diligence Measures Performed

•

Sent our policy to suppliers to communicate Broadcom’s goal, expectations to cooperate in providing due diligence information, encouraged suppliers to purchase materials from SORs validated as “conflict-free” by an independent auditor demonstrated conformant to RMAP assessment protocols and requested that suppliers return a completed CMRT.

•	Contacted suppliers who returned the CMRT with trigger items to follow up based on internally defined criteria.

•	Compared our final SORs list (compiled based on information received from suppliers) against the list of facilities maintained by RMAP to identify which SORs are RMAP conformant or active.

•

Performed outreach via email to SORs who are not RMAP conformant or active, whose email contact information is available from RMI, by sending RMI’s standard smelter engagement letter inviting them to commence their participation in an independent third-party audit program to demonstrate their compliance with the RMAP assessment protocols.

•	Provided status reports including information on the source and chain of custody of conflict minerals in our supply chain to our senior management regularly, at least once a quarter.

Results of Our Due Diligence Measures

Broadcom uses tin, tantalum, tungsten and gold (“3TG”) in the design and manufacture of many of its products and is therefore a “downstream” company in the conflict minerals supply chain. Due to the nature of our supply chain, we do not typically have a direct relationship with 3TG SORs. Our manufacturing operations employ a wide variety of semiconductors, electromechanical components and raw materials that are also supplied by other downstream companies in the supply chain. Our due diligence process involves seeking data from our relevant suppliers, and these suppliers seeking similar information from their supply chain in order to identify the sources for the necessary conflict minerals. We rely on the good faith efforts of our supply chain to provide us with reasonable data. We also depend largely on information collected and provided by RMI obtained through their independent third-party audit programs. We achieved a response rate of 99% for our supply chain survey.

Many of our suppliers sourced 3TG from a variety of upstream sources and provided information to us on an aggregated, company-wide level. Due to the fungible nature of these materials, we understand that these suppliers were unable to trace the 3TG that they source into the products provided to any particular customers (including Broadcom). As a result, our list of SORs may contain more facilities than are actually used in our supply chain. In addition, our list of SORs may not include all the SORs in our supply chain as our suppliers were unable to identify the SORs of some of the conflict minerals.

We compare SORs declared by our suppliers against the list of facilities that are certified “conflict free” by the RMAP and obtain countries of origin information (when available) from RMI. We have identified 308 SORs determined to be legitimate processing facilities by the RMI, of which 260 have been validated as RMAP conformant, 5 are listed as “Active” as they are at various stages of the audit cycle in the RMAP, and the remaining 43 have no known participation in the RMAP. However, we were unable to ascertain the country of origin and/or chain of custody of all necessary conflict minerals because, for this reporting period, many SORs facilities had not yet received a “conflict free” designation.

As reported to us by our relevant suppliers, we have included a list of SORs determined to be legitimate processing facilities by the RMI and the locations of these facilities in Tables 1, 2 and 3.

As previously noted, because of the nature of our supply chain, we do not typically have any direct relationship with 3TG SORs. Therefore, as noted above, we contributed to the improvement of SOR diligence practices by working through our supply chain and through our membership with RMI.

Ongoing Improvement Efforts

For the next reporting period, we intend to continue taking steps to further mitigate the risk that conflict minerals that are necessary to the functionality or production of our products finance or benefit armed groups in the DRC.

These steps include:

a.	work with relevant suppliers to update their conflict minerals reporting template using the latest CMRT, and verify the identified smelters with the latest RMI’s updated RMI list;

b.	continue to refine our conflict minerals program to improve our reasonable due diligence measures in our effort to determine the source and chain of custody of conflict minerals;

c.	continue to work with suppliers and others on industry-wide solutions to enable products that are DRC conflict free; and

d.	when required by the Rule, obtain an independent private sector audit for the Report.

Tables of Our Conflict Minerals Processing Smelters or Refiners

Set forth in the tables below are lists of the 308 SORs facilities identified by our suppliers as possibly being used to process their necessary conflict. RMAP status set forth in the lists below are based on information provided by RMI as of 13th February 2019. Our efforts to determine the mine or location of origin of our necessary conflict minerals are set forth above in “Description of Due Diligence Measures Performed” and “Results of Our Due Diligence Measures”.

Table 1: RMAP conformant smelters and refiners

Metal	Smelter or Refiner Name	Country Location
Gold	Advanced Chemical Company	United States of America

Gold	Aida Chemical Industries Co., Ltd.	Japan

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil

Gold	Argor-Heraeus S.A.	Switzerland

Gold	Asahi Pretec Corp.	Japan

Gold	Asahi Refining Canada Ltd.	Canada

Gold	Asahi Refining USA Inc.	United States of America

Gold	Asaka Riken Co., Ltd.	Japan

Gold	AU Traders and Refiners	South Africa

Gold	Aurubis AG	Germany

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

Gold	Boliden AB	Sweden

Gold	C. Hafner GmbH + Co. KG	Germany

Gold	CCR Refinery - Glencore Canada Corporation	Canada

Gold	Cendres + Metaux S.A.	Switzerland

Gold	Chimet S.p.A.	Italy

Gold	Daejin Indus Co., Ltd.	Republic of Korea

Gold	DODUCO Contacts and Refining GmbH	Germany

Gold	Dowa	Japan

Gold	DSC (Do Sung Corporation)	Republic of Korea

Gold	Eco-System Recycling Co., Ltd.	Japan

Gold	Emirates Gold DMCC	United Arab Emirates

Gold	Geib Refining Corporation	United States of America

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China

Gold	HeeSung Metal Ltd.	Republic of Korea

Gold	Heimerle + Meule GmbH	Germany

Gold	Heraeus Metals Hong Kong Ltd.	China

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China

Gold	Ishifuku Metal Industry Co., Ltd.	Japan

Gold	Istanbul Gold Refinery	Turkey

Gold	Italpreziosi	Italy

Gold	Japan Mint	Japan

Gold	Jiangxi Copper Co., Ltd.	China

Gold	JSC Uralelectromed	Russian Federation

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan

Gold	Kazzinc	Kazakhstan

Gold	Kennecott Utah Copper LLC	United States of America

Gold	Kojima Chemicals Co., Ltd.	Japan

Gold	Korea Zinc Co., Ltd.	Republic of Korea

Gold	Kyrgyzaltyn JSC	Kyrgyzstan

Gold	L’Orfebre S.A.	Andorra

Gold	LS-NIKKO Copper Inc.	Republic of Korea

Gold	Marsam Metals	Brazil

Gold	Materion	United States of America

Gold	Matsuda Sangyo Co., Ltd.	Japan

Gold	Metalor Technologies (Hong Kong) Ltd.	China

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore

Gold	Metalor Technologies (Suzhou) Ltd.	China

Gold	Metalor Technologies S.A.	Switzerland

Gold	Metalor USA Refining Corporation	United States of America

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico

Gold	Mitsubishi Materials Corporation	Japan

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	MMTC-PAMP India Pvt., Ltd.	India

Gold	Moscow Special Alloys Processing Plant	Russian Federation

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey

Gold	Nihon Material Co., Ltd.	Japan

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation

Gold	OJSC Novosibirsk Refinery	Russian Federation

Gold	PAMP S.A.	Switzerland

Gold	Planta Recuperadora de Metales SpA	Chile

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia

Gold	PX Precinox S.A.	Switzerland

Gold	Rand Refinery (Pty) Ltd.	South Africa

Gold	REMONDIS PMR B.V.	Netherlands

Gold	Republic Metals Corporation*	United States of America

Gold	Royal Canadian Mint	Canada

Gold	SAAMP	France

Gold	Safimet S.p.A	Italy

Gold	Samduck Precious Metals	Republic of Korea

Gold	SAXONIA Edelmetalle GmbH	Germany

Gold	SEMPSA Joyeria Plateria S.A.	Spain

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China

Gold	Singway Technology Co., Ltd.	Taiwan

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Solar Applied Materials Technology Corp.	Taiwan

Gold	Sumitomo Metal Mining Co., Ltd.	Japan

Gold	SungEel HiMetal Co., Ltd.	Republic of Korea

Gold	T.C.A S.p.A	Italy

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan

Gold	The Refinery of Shandong Gold Mining Co., Ltd	China

Gold	Tokuriki Honten Co., Ltd.	Japan

Gold	Torecom	Republic of Korea

Gold	Umicore Brasil Ltda.	Brazil

Gold	Umicore Precious Metals Thailand	Thailand

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium

Gold	United Precious Metal Refining, Inc.	United States of America

Gold	Valcambi S.A.	Switzerland

Gold	Western Australian Mint (T/a The Perth Mint)	Australia

Gold	WIELAND Edelmetalle GmbH	Germany

Gold	Yamakin Co., Ltd.	Japan

Gold	Yokohama Metal Co., Ltd.	Japan

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Tantalum	Asaka Riken Co., Ltd.	Japan

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China

Tantalum	D Block Metals, LLC	United States of America

Tantalum	Exotech Inc.	United States of America

Tantalum	F&X Electro-Materials Ltd.	China

Tantalum	FIR Metals & Resource Ltd.	China

Tantalum	Global Advanced Metals Aizu	Japan

Tantalum	Global Advanced Metals Boyertown	United States of America

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China

Tantalum	H.C. Starck Co., Ltd.	Thailand

Tantalum	H.C. Starck Hermsdorf GmbH	Germany

Tantalum	H.C. Starck Inc.	United States of America

Tantalum	H.C. Starck Ltd.	Japan

Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany

Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China

Tantalum	Jiangxi Tuohong New Raw Material	China

Tantalum	Jiujiang Janny New Material Co., Ltd.	China

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China

Tantalum	Jiujiang Tanbre Co., Ltd.	China

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China

Tantalum	KEMET Blue Metals	Mexico

Tantalum	KEMET Blue Powder	United States of America

Tantalum	King-Tan Tantalum Industry Ltd.*	China

Tantalum	LSM Brasil S.A.	Brazil

Tantalum	Metallurgical Products India Pvt., Ltd.	India

Tantalum	Mineracao Taboca S.A.	Brazil

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China

Tantalum	NPM Silmet AS	Estonia

Tantalum	Power Resources Ltd.	Macedonia (The Former Yugoslav Republic of)

Tantalum	QuantumClean	United States of America

Tantalum	Resind Industria e Comercio Ltda.	Brazil

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation

Tantalum	Taki Chemical Co., Ltd.	Japan

Tantalum	Telex Metals	United States of America

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	China

Tin	Alpha	United States of America

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China

Tin	China Tin Group Co., Ltd.	China

Tin	CV Ayi Jaya	Indonesia

Tin	CV Dua Sekawan	Indonesia

Tin	CV Gita Pesona	Indonesia

Tin	CV United Smelting	Indonesia

Tin	CV Venus Inti Perkasa	Indonesia

Tin	Dowa	Japan

Tin	EM Vinto	Plurinational State of Bolivia

Tin	Fenix Metals	Poland

Tin	Gejiu Fengming Metallurgy Chemical Plant	China

Tin	Gejiu Jinye Mineral Company*	China

Tin	Gejiu Kai Meng Industry and Trade LLC	China

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China

Tin	HuiChang Hill Tin Industry Co., Ltd.	China

Tin	Huichang Jinshunda Tin Co., Ltd.	China

Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China

Tin	Jiangxi New Nanshan Technology Ltd.	China

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil

Tin	Malaysia Smelting Corporation (MSC)	Malaysia

Tin	Melt Metais e Ligas S.A.	Brazil

Tin	Metallic Resources, Inc.	United States of America

Tin	Metallo Belgium N.V.	Belgium

Tin	Metallo Spain S.L.U.	Spain

Tin	Mineracao Taboca S.A.	Brazil

Tin	Minsur	Peru

Tin	Mitsubishi Materials Corporation	Japan

Tin	Modeltech Sdn Bhd	Malaysia

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Tin	Operaciones Metalurgicas S.A.	Plurinational State of Bolivia

Tin	PT Aries Kencana Sejahtera	Indonesia

Tin	PT Artha Cipta Langgeng	Indonesia

Tin	PT ATD Makmur Mandiri Jaya	Indonesia

Tin	PT Babel Inti Perkasa	Indonesia

Tin	PT Babel Surya Alam Lestari	Indonesia

Tin	PT Bangka Prima Tin	Indonesia

Tin	PT Bangka Serumpun	Indonesia

Tin	PT Bangka Tin Industry	Indonesia

Tin	PT Belitung Industri Sejahtera	Indonesia

Tin	PT Bukit Timah	Indonesia

Tin	PT DS Jaya Abadi	Indonesia

Tin	PT Eunindo Usaha Mandiri*	Indonesia

Tin	PT Inti Stania Prima	Indonesia

Tin	PT Karimun Mining	Indonesia

Tin	PT Kijang Jaya Mandiri	Indonesia

Tin	PT Lautan Harmonis Sejahtera	Indonesia

Tin	PT Menara Cipta Mulia	Indonesia

Tin	PT Mitra Stania Prima	Indonesia

Tin	PT O.M. Indonesia*	Indonesia

Tin	PT Panca Mega Persada	Indonesia

Tin	PT Premium Tin Indonesia	Indonesia

Tin	PT Prima Timah Utama	Indonesia

Tin	PT Rajehan Ariq	Indonesia

Tin	PT Refined Bangka Tin	Indonesia

Tin	PT Sariwiguna Binasentosa	Indonesia

Tin	PT Stanindo Inti Perkasa	Indonesia

Tin	PT Sukses Inti Makmur	Indonesia

Tin	PT Sumber Jaya Indah	Indonesia

Tin	PT Timah Tbk Kundur	Indonesia

Tin	PT Timah Tbk Mentok	Indonesia

Tin	PT Tinindo Inter Nusa	Indonesia

Tin	PT Tirus Putra Mandiri	Indonesia

Tin	PT Tommy Utama	Indonesia

Tin	Resind Industria e Comercio Ltda.	Brazil

Tin	Rui Da Hung	Taiwan

Tin	Soft Metais Ltda.	Brazil

Tin	Thaisarco	Thailand

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China

Tin	Yunnan Tin Company Limited	China

Tungsten	A.L.M.T. Corp.	Japan

Tungsten	ACL Metais Eireli	Brazil

Tungsten	Asia Tungsten Products Vietnam Ltd.*	Vietnam

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China

Tungsten	Global Tungsten & Powders Corp.	United States of America

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China

Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany

Tungsten	H.C. Starck Tungsten GmbH	Germany

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China

Tungsten	Hydrometallurg, JSC	Russian Federation

Tungsten	Japan New Metals Co., Ltd.	Japan

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China

Tungsten	Kennametal Fallon	United States of America

Tungsten	Kennametal Huntsville	United States of America

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China

Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam

Tungsten	Moliren Ltd	Russian Federation

Tungsten	Niagara Refining LLC	United States of America

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam

Tungsten	Unecha Refractory metals plant	Russian Federation

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	Vietnam

Tungsten	Wolfram Bergbau und Hutten AG	Austria

Tungsten	Woltech Korea Co., Ltd.	Republic of Korea

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China

Tungsten	Xiamen Tungsten Co., Ltd.	China

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
*: Denotes a conformant smelter or refiner reported to have ceased operation in the reporting year. Table 2: Smelters and refiners not on RMAP conformant list but actively working with RMAP (Active)
Metal	Smelter or Refiner Name	Country Location
Gold	Bangalore Refinery	India

Gold	Chugai Mining	Japan

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Table 3: Smelters and refiners not on RMAP conformant list
Metal	Smelter or Refiner Name	Country Location
Gold	Abington Reldan Metals, LLC	United States of America

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Gold	Caridad	Mexico

Gold	Daye Non-Ferrous Metals Mining Ltd.	China

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China

Gold	Guangdong Jinding Gold Limited	China

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold	Hunan Chenzhou Mining Co., Ltd.	China

Gold	HwaSeong CJ CO., LTD.	Republic of Korea

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant‡	Russian Federation

Gold	Kazakhmys Smelting LLC	Kazakhstan

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation

Gold	L’azurde Company For Jewelry	Saudi Arabia

Gold	Lingbao Gold Co., Ltd.	China

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China

Gold	Modeltech Sdn Bhd	Malaysia

Gold	Morris and Watson	New Zealand

Gold	Morris and Watson Gold Coast	Australia

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

Gold	Pease & Curren	United States of America

Gold	Penglai Penggang Gold Industry Co., Ltd.	China

Gold	Refinery of Seemine Gold Co., Ltd.	China

Gold	Sabin Metal Corp.	United States of America

Gold	Sai Refinery	India

Gold	Samwon Metals Corp.	Republic of Korea

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China

Gold	TOO Tau-Ken-Altyn	Kazakhstan

Gold	Yunnan Copper Industry Co., Ltd.	China

Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam

Tin	Estanho de Rondonia S.A.	Brazil

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam

Tin	Pongpipat Company Limited	Myanmar

Tin	Super Ligas	Brazil

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

‡:  Denotes a smelter that was removed from our supply chain in the reporting year.